UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2005

Shire Pharmaceuticals Group plc

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction of incorporation)

0-29630	98-0359573
(Commission File Number)	(IRS Employer Identification No.)

Hampshire International Business Park, Chineham, Basingstoke, Hampshire RG24 8EP England

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code 44 1256 894 000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

      Under a scheme of arrangement pursuant to Section 425 of the Companies Act 1985 of the United Kingdom dated September 26, 2005 and proposed between Shire Pharmaceuticals Group plc and its ordinary shareholders, the ordinary shareholders of Shire Pharmaceuticals Group plc will become ordinary shareholders of Shire plc, a new holding company to be interposed over Shire Pharmaceuticals Group plc, if the scheme of arrangement is approved by Shire Pharmaceuticals Group plc’s shareholders and the High Court of England and Wales. In connection with the scheme of arrangement, an amendment to Shire Pharmaceuticals Group plc’s articles of association to address the treatment of any ordinary shares of Shire Pharmaceuticals Group plc that may be issued subsequent to shareholder approval of the scheme of arrangement was adopted by Shire Pharmaceuticals Group plc’s shareholders by special resolution and became effective on October 28, 2005, the day upon which Shire Pharmaceuticals Group plc’s shareholders approved the scheme of arrangement. The description of the amendment to Shire Pharmaceuticals Group plc’s articles of association is qualified in its entirety by the copy thereof which is attached as Exhibit 3.01 hereto and incorporated by reference herein.

Item 8.01.  Other Events

      Shire Pharmaceuticals Group plc has issued the press releases attached as Exhibit 99.01 and Exhibit 99.02 which are incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits. The following exhibit is filed herewith:

3.01	Amendment to the Articles of Association of Shire Pharmaceuticals Group plc

99.01	Press Release dated October 28, 2005

99.02	Press Release dated October 28, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PHARMACEUTICALS GROUP PLC

By:	/s/ A C Russell

	Name:	Angus Russell
	Title:	Chief Financial Officer

Dated: October 28, 2005

EXHIBIT INDEX

Number	Description

3.01	Amendment to the Articles of Association of Shire Pharmaceuticals Group plc

99.01	Press Release dated October 28, 2005

99.02	Press Release dated October 28, 2005